EXHIBIT 23.6




                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of CUC International Inc. (related to Ideon Group, Inc.) of our report dated February 2, 1996, appearing on page 39 of the Ideon Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/Price Waterhouse LLP
PRICE WATERHOUSE LLP


Tampa, Florida
June 28, 1996